For Immediate Release

Citigroup Inc. (NYSE: C)

January 7, 2013

Citi CEO Michael Corbat Announces Management Team

Jamie Forese and Manuel Medina-Mora Appointed Co-Presidents

New York – Citi Chief Executive Officer Michael Corbat today announced the roles and responsibilities of the members of his management team and appointed Jamie Forese and Manuel Medina-Mora as Co-Presidents of Citi.  Mr. Forese will be responsible for all of Citi’s Institutional businesses, and Mr. Medina-Mora will continue to oversee Global Consumer Banking and Citi’s franchise in Mexico.  The Operations & Technology functions supporting the Institutional and Consumer businesses will now directly report to Mr. Forese and Mr. Medina-Mora, respectively, to better align the functions with the priorities of each business and improve efficiency.

Mr. Corbat also announced that Jim Cowles will become Chief Executive Officer of Citi’s Europe, Middle East and Africa (EMEA) region.  Brian Leach has been appointed Head of Franchise Risk and Strategy and will be responsible for Citi’s Audit, Compliance, Corporate Policy and Strategy functions in addition to Risk Management.  Brad Hu, currently Head of Risk for the Asia Pacific region, will become Citi’s Chief Risk Officer and will report to Mr. Leach.

Mr. Corbat said: “Citi is fortunate to have very strong leaders with the skills and experience I will rely on as we navigate the challenges and opportunities ahead.  While the responsibilities of some members of my team are changing, this leadership team and management structure will ensure continuity as we carry out our goals of achieving operational excellence and delivering results to our clients and stakeholders.

“Jamie and Manuel have both spent their entire careers at Citi and its predecessor companies, and they exemplify the best of Citi.  Since joining Citi five years ago, Brian has demonstrated his superior risk management abilities during one of the most challenging environments this company has encountered.  And Jim is a Citi veteran who has spent much of his career in the region and has demonstrated his leadership abilities in a variety of senior positions,”

Mr. Corbat concluded.

Mr. Corbat’s memo to employees follows:

Dear Colleagues,

As has been the case throughout our history, Citi today is fortunate to have incredibly strong leaders.  I’ll be relying on their skills and experience as we navigate the challenges and opportunities ahead.  Our unparalleled global network gives us a competitive advantage.  We need to leverage that advantage throughout our organization and strike the right balance of authority and accountability between our businesses, regions and functions.  To that end, I am pleased to share the roles and responsibilities of my direct reports on our management team effective today, as well as a new structure for Operations & Technology.

First, Jamie Forese and Manuel Medina-Mora will become Co-Presidents of our firm.  Jamie will now be responsible for each of our Institutional businesses and Manuel will continue to oversee Global Consumer Banking and our franchise in Mexico.  Manuel and Jamie have both been part of Citi and its predecessor companies for their entire careers.  They are outstanding representatives of our culture and commitment to excellence.

To help them achieve their business objectives, we will be reorganizing Operations & Technology.  Having made great progress in O&T by running it as a centralized function focused on strengthening controls and managing expenses, the divisions supporting the Institutional and Consumer businesses will now report to Jamie and Manuel, respectively, while working closely with Don Callahan.  This change will better align the priorities and strengthen accountability between our client-facing businesses and their support function as we continue our efforts to become a fully digital bank and improve efficiency through the organization.  As Head of O&T, Don will continue to directly manage our Enterprise O&T function and be responsible for all shared infrastructure and for ensuring our systems are regulatory-compliant.

Jim Cowles will become CEO of Europe, the Middle East and Africa.  Jim is a Citi veteran who has spent much of his career in EMEA.  Having worked with Jim very closely last year, I have great confidence in his ability to lead our businesses in the region.

Bill Mills, in addition to serving as CEO of North America, will now oversee Community Development as well as International Franchise Management, in which role he will have responsibility for corporate governance in our 101 countries.  He is uniquely suited for this role, given a career which has taken him across so many of our geographies.

Francisco Aristeguieta, CEO of Latin America, and Stephen Bird, CEO of Asia Pacific, will continue in their current roles as we execute a strategy that leverages our unique footprint in the emerging markets.

John Gerspach will continue to be our Chief Financial Officer and I have asked him to spearhead our Expense Management, Enterprise Payments and Citi Ventures initiatives as well.

Brian Leach will be taking on responsibility for additional functions which safeguard Citi’s license to do business.  As Head of Franchise Risk and Strategy, he will now oversee Audit, Compliance and Strategy.  Brad Hu, currently Head of Risk for Asia Pacific, will become Citi’s Chief Risk Officer and report to Brian.

Gene McQuade will continue to serve as CEO of Citibank, N.A., while overseeing Citi Holdings and Japan.  Over the past several years, Gene has greatly improved the oversight and controls of our largest depository vehicle and I am pleased he has agreed to continue this critical work into next year.

Ed Skyler, Head of Public Affairs, will oversee the Citi Foundation in addition to his current responsibilities which include Branding & Sponsorships, Communications, and Government Affairs.

Paul McKinnon, Head of Human Resources, and Rohan Weerasinghe, General Counsel and Corporate Secretary, will both continue to serve in their respective positions.

Sara Wechter will serve as my Chief of Staff.  Sara brings both banking and corporate governance experience to this role, and I will rely on her ability to think strategically while paying attention to the details as she manages key projects on my behalf.

Finally, Vice Chairman Lew Kaden has informed me that, after more than seven years with the firm, he plans to retire in the coming weeks.  Lew, who was previously our Chief Administrative Officer, helped guide Citi through some difficult times, while strengthening our relationships with clients and governments.  We will miss his wise counsel.

The three months I have been CEO have been memorable to say the least and I am very proud of what we have done to prepare for 2013.  We developed a budget which contained difficult but necessary choices.  Today, we will submit our capital plan to the Federal Reserve.  We have finalized the management team and are re-organizing O&T.  I know that I can count on each of you to support the entire management team and each other as we move forward.

We will be tested in the year ahead.  The environment remains very challenging from a variety of perspectives and I am going to rely on every person in this company to make sure we are as successful as we possibly can be.

Thank you for all that you do for our company.

- Mike

Citi Organizational Chart

Michael Corbat
CEO
Sara Wechter
Chief of Staff
Brian Leach
Head of Franchise Risk & Strategy
Don Callahan
Head of O&T
Francisco Aristeguieta
CEO LATAM
Manuel Medina Mora
Co-President,
CEO Global Consumer*
Jamie Forese
Co-President,
CEO ICG
Gene McQuade
CEO Citibank, N.A.,
Japan
Paul McKinnon
Head of Human Resources
John Gerspach
CFO
Stephen Bird
CEO ASIA
Rohan Weerasinghe
General Counsel
Jim Cowles
CEO EMEA
Ed Skyler
Head of Public Affairs
Bill Mills
CEO NAM

** Remains Chairman of Mexico*

Management team bios and headshots can be found at http://www.citigroup.com/citi/about/our_leaders.html

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